Exhibit 10-35

ADDENDUM TO EHRLICH DEMAND UNSECURED NOTE
KNOWN AS EHRLICH PROMISSORY NOTE C
IN THE AMOUNT OF $1,750,000.00
DATED AUGUST 25, 2010

Today April 1, 2011, Cellceutix Corporation (“Cellceutix”) and Leo Ehrlich agree to amend the Ehrlich Promissory Note C as follows:

1.	The limit on the note is herewith changed to $2,000,000.

2.
Cellceutix agrees to convert accrued interest of $96,677 through December 31, 2010 into principal. This will result in the Ehrlich Promissory Note having a principal balance of $1,672,264 as of  January 1, 2011.

3.	All other terms remain and are not changed.

_____/s/ Leo Ehrlich
Leo Ehrlich

______/s/Krishna Menon
Krishna Menon